Exhibit 99.1

Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Announces Third Quarter 2017 Results, Revises 2017 Guidance,

Increased Sales Activity, Provides Initial 2018 Guidance and Plans 2018 Dividend Increase

Philadelphia, PA, October 18, 2017 — Brandywine Realty Trust (NYSE:BDN) today reported its financial and operating results for the three and nine-month periods ended September 30, 2017, revised full year 2017 guidance and introduced 2018 earnings guidance.

Management Comments

“In addition to the progress on our 2017 operating plan, we have commenced our anticipated development start in Austin, Texas and accelerated our disposition program well above the $200 million goal outlined in our 2017 Business Plan,” stated Gerard H. Sweeney, President and Chief Executive Officer of Brandywine Realty Trust.  “Taking advantage of the current investment sales market, we are increasing our anticipated 2017 disposition target by $230 million to $430 million, highlighted by a $333 million portfolio sale within our Austin Joint Venture where we have a 50% ownership position.  Our latest development project is a 165,000 square foot, 100% pre-leased office building on one of our development sites at our Four Points project with an existing tenant that needs expansion.  As a result of the increased sales activity, we are revising and narrowing our 2017 FFO guidance range from $1.34 to $1.38 per share to $1.32 to $1.34 per share.  We are also introducing our 2018 FFO guidance range of $1.36 to $1.46 per share which includes the effects of our increased 2017 sales activity.  Reflecting confidence in our business plan and strong cash flow outlook, our Board of Trustees intends to increase our quarterly cash dividend rate by $0.02 per common share, or 12.5%, commencing in calendar year 2018, from an annualized rate of $0.64 per common share to an annualized rate of $0.72 per common share. Dividends will continue to be declared and paid quarterly and remain, as always, subject to the discretion of the Board as to both timing and amount.”

Third Quarter Highlights

Financial Results

▪	Net income available to common shareholders; $18.8 million, or $0.11 per diluted share.
▪	Funds from Operations (FFO); $61.9 million, or $0.35 per diluted share.

Portfolio Results

▪	Core portfolio was 92.0% occupied and 94.1% leased.
▪	Signed 888,000 square feet of new and renewal leases.
▪	Achieved 81% tenant retention ratio.
▪	Rental rate mark-to-market increased 10.7% on a GAAP basis and increased 3.2% on a cash basis.

2017 Business Plan Revisions

▪	Increased 2017 disposition target by $230 million to $430 million.

555 East Lancaster Avenue, Suite 100, Radnor, PA  19087 Phone: (610) 325-5600 • Fax: (610) 325-5622

2018 Business Plan and Guidance Introduced

▪	Net income: $0.34 to $0.44 per diluted share
▪	FFO: $1.36 to $1.46 per diluted share
▪	Same Store Growth Range: 1-3% cash and (1)-1% GAAP
▪	Anticipate an $0.02 per share, or 12.5%, increase to our quarterly dividend commencing in 2018

Transaction Activity

Joint Venture Dispositions

▪

On October 18, 2017, the Austin Joint Venture, a real estate venture in which we own a 50% interest, sold five office portfolios containing an aggregate of approximately 1,164,500 square feet located in Austin, Texas for a gross sales price of $333.3 million. These properties were encumbered with $151.4 million of first mortgage financing.  After closing costs and related debt payoffs, we received net cash proceeds totaling approximately $86.4 million.  These properties were 86% occupied and 95% leased at September 30, 2017. Net cash proceeds will be used to lower the outstanding balance on our unsecured line of credit.

▪

On September 14, 2017, Allstate DC JV, in which our ownership interest is 50%, completed the sale of an office property containing approximately 231,000 rentable square feet located in Bethesda, Maryland, known as 7101 Wisconsin Avenue, for a gross sales price of $105.7 million. At the time of sale, the property was encumbered by a $37.4 million first mortgage.  We received net cash proceeds of $31.8 million after closing costs and related first mortgage payoff.  Net cash proceeds were used to lower the outstanding balance on our unsecured line of credit.

Dispositions

▪

During October 2017, we entered into an agreement to sell five buildings in Newtown Square, Pennsylvania for $42.0 million.  The buildings total approximately 253,000 square feet and are classified as held-for-sale in our balance sheet as of September 30, 2017.  Subject to customary closing conditions, the transaction is expected to close during fourth quarter 2017.  Net cash proceeds will be used to lower the outstanding balance on our unsecured line of credit.

▪

During September 2017, we entered into an agreement to sell an office property located in King of Prussia, Pennsylvania for $17.5 million.  The property contains approximately 150,000 rentable square feet, and is classified as held-for-sale in our balance sheet as of September 30, 2017.  Subject to customary closing conditions, the transaction is expected to close during the fourth quarter 2017.  Net cash proceeds will be used to lower the outstanding balance on our unsecured line of credit.

▪	On September 13, 2017, we completed the sale of 12 acres of land known as 50 E. Swedesford Square, in Malvern, PA, for a gross sales price of $7.2 million.
▪	As previously disclosed, on July 18, 2017, we completed the sale of 49.5 acres of land known as Bishops Gate, in Mount Laurel, New Jersey for a gross sales price of $6.0 million.

Development/Redevelopment Acquisitions

Schuylkill Yards

▪

On October 13, 2017, we acquired a leasehold interest in an office building known as One Drexel Plaza in Philadelphia, Pennsylvania, containing approximately 283,000 rentable square feet for a gross purchase price of $35.0 million. The acquisition represents an investment in our Schuylkill Yards development and the property will be repositioned over the next 12-18 months. The acquisition was funded from borrowings under our unsecured line of credit.

▪

On July 28, 2017, we acquired an office building known as 3000 Market Street in Philadelphia, Pennsylvania, containing approximately 59,000 rentable square feet, for $32.0 million. The acquisition was funded with the 1031 exchange proceeds from the Concord Airport Plaza sale on February 2, 2017.  The property is located within the overall Schuylkill Yards development and represents an additional development site in the University City sub-market.

Development

▪

During October, we signed a 165,000 square foot, 10-year lease for a build-to-suit property located in our project at Four Points in Austin, Texas.  We have commenced construction on the 100% pre-leased building in October 2017. Estimated construction costs total $48.2 million, with delivery anticipated in the first quarter 2019. We expect to fund the project with available cash balances and/or our unsecured line of credit.

Finance Activity

▪	We have $178.0 million outstanding balance on our $600.0 million unsecured revolving credit facility as of September 30, 2017.
▪	We have $25.3 million of cash and cash equivalents on-hand as of September 30, 2017.

Results for the Three and Nine-Month Periods Ended September 30, 2017

Net income allocated to common shares totaled $18.8 million or $0.11 per diluted share in the third quarter of 2017 compared to a net income of $6.0 million or $0.03 per diluted share in the third quarter of 2016.

FFO available to common shares and units in the third quarter of 2017 totaled $61.9 million or $0.35 per diluted share versus $58.3 million or $0.33 per diluted share in the third quarter of 2016.  Our third quarter 2017 payout ratio ($0.16 common share distribution / $0.35 FFO per diluted share) was 45.7%.

Net income allocated to common shares totaled $42.2 million or $0.24 per diluted share for the first nine months of 2017 compared to net income of $47.0 million or $0.27 per diluted share in the first nine months of 2016.

Our FFO available to common shares and units for the first nine months of 2017 totaled $175.5 million, or $0.99 per diluted share compared to FFO available to common shares and units of $104.0 million, or $0.59 per diluted share, for the first nine months of 2016, which includes a $66.6 million, or $0.38 per share, charge for the early extinguishment of debt related to our sale of our Cira Square property located in Philadelphia, Pennsylvania.  Excluding the early extinguishment of debt, FFO available to common shares and units in the first nine months of 2016 totaled $170.6 million, or $0.96 per diluted share.  Our first nine months 2017 FFO payout ratio ($0.48 common share distribution / $0.99 FFO per diluted share) was 48.5%.

Operating and Leasing Activity

In the third quarter of 2017, our Net Operating Income (NOI) excluding termination revenues and other income items decreased (1.3%) on a GAAP basis and increased 6.3% on a cash basis for our 83 same store properties, which were 92.7% and 94.5% occupied on September 30, 2017 and September 30, 2016, respectively.

We leased approximately 888,000 square feet and commenced occupancy on 525,000 square feet during the third quarter of 2017.  The third quarter occupancy activity includes 250,000 square feet of renewals, 154,000 square feet of new leases and 121,000 square feet of tenant expansions.  We have an additional 322,000 square feet of executed new leasing scheduled to commence subsequent to September 30, 2017.

We achieved an 81% tenant retention ratio in our core portfolio with net absorption of 69,000 square feet during the third quarter of 2017.  Third quarter rental rate growth increased 10.7% as our renewal rental rates increased 12.4% and our new lease/expansion rental rates increased 5.7%, all on a GAAP basis.

At September 30, 2017, our core portfolio of 87 properties comprising 15.6 million square feet was 92.0% occupied and we are now 94.1% leased (reflecting new leases commencing after September 30, 2017).

Distributions

On September 12, 2017, our Board of Trustees declared a quarterly dividend distribution of $0.16 per common share that was paid on October 18, 2017 to shareholders of record as of October 4, 2017.

2017 Earnings and FFO Guidance

Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are adjusting our previously issued 2017 net income guidance of $0.17 to $0.21 per diluted share to $0.72 to $0.74 per diluted share and adjusting our previously issued 2017 FFO guidance of $1.34 to $1.38 per diluted share to $1.32 to $1.34 per diluted share.  This guidance is provided for informational purposes and is subject to change.  The following is a reconciliation of the calculation of 2017 FFO and earnings per diluted share:

Guidance for 2017		Range

Income per diluted share allocated to common shareholders	$0.72	to	$0.74
Less: net (gain) loss on sale of depreciable assets & impairment on non-depreciable assets	(0.59)		(0.59)
Plus: real estate depreciation, amortization	1.19		1.19

FFO per diluted share	$1.32	to	$1.34

Our 2017 FFO guidance does not include income arising from the sale of undepreciated real estate.  Other key assumptions include:

▪	Core Occupancy ranging between 93-94% by year-end 2017 with 95-96% leased;
▪	6-7% GAAP increase in overall lease rates during 2017 with a resulting 0-1% increase in 2017 same store GAAP NOI;
▪	10-11% cash increase in overall lease rates during 2017 resulting in a 7-8% increase in 2017 same store cash NOI;
▪	Speculative Revenue Target: $27.7 million, 99% achieved;
▪	$430 million of net sales activity; 100% executed or under contract;
▪	One development start (Four Points, Building 3), and
▪	Annual FFO per diluted share based on 178.3 million fully diluted weighted average common shares.

2018 Earnings and FFO Guidance

Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are initiating our 2018 net income guidance of $0.34 to $0.44 per diluted share and 2018 FFO guidance of $1.36 to $1.46 per diluted share.  This guidance is provided for informational purposes and is subject to change.  The following is a reconciliation of the calculation of 2018 FFO and earnings per diluted share:

Guidance for 2018		Range

Income per diluted share allocated to common shareholders	$0.34	to	$0.44
Plus: real estate depreciation, amortization	1.02		1.02

FFO per diluted share	$1.36	to	$1.46

Our 2018 FFO guidance does not include income arising from the sale of undepreciated real estate.  Other key assumptions include:

▪	Core Occupancy improving to a range of 94-95% by year-end 2018 and 95-96% leased;
▪	Average Same-Store Occupancy of 92.6% during 2018 versus 93.5% during 2017;
▪	8-10% GAAP increase in overall lease rates during 2018 with a resulting (1)-1% (decrease)/increase in 2018 same store GAAP NOI;
▪	(2)-2% cash increase in overall lease rates during 2018 with a resulting 1-3% increase in 2018 same store cash NOI growth;
▪	Speculative Revenue Target: $26.3 million, 49% achieved;
▪	Anticipate an $0.02 per share, or 12.5%, increase to our quarterly dividend commencing in 2018
▪	No acquisition activity;
▪	No sales activity;
▪	One development start; and
▪	Annual earnings and FFO per diluted share based on 179.0 million fully diluted weighted average common shares.

About Brandywine Realty Trust

Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia, Washington, D.C., and Austin markets.  Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 190 properties and 26.0 million square feet as of September 30, 2017, which excludes assets held for sale.  Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together.  For more information, please visit www.brandywinerealty.com.

Conference Call and Audio Webcast

BDN management will discuss updated earnings guidance for fiscal 2017 on Thursday, October 19, 2017, during the company’s earnings call.  The conference call will begin at 9:00 a.m. Eastern Time and will last approximately one hour.  The conference call can be accessed by dialing 1-800-683-1525 and providing conference ID: 26645917.  Beginning two hours after the conference call, a taped replay of the call can be accessed through Thursday, November 2, 2017, by calling 1-855-859-2056 and entering access code 26645917. The conference call can also be accessed via a webcast on our website at www.brandywinerealty.com.

Looking Ahead - Fourth Quarter 2017 Conference Call

We anticipate we will release our fourth quarter 2017 earnings on Thursday, January 25, 2018, after the market close and will host our fourth quarter 2017 conference call on Friday, January 26, 2018 at 9:00 a.m. Eastern Time.  We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.

Forward-Looking Statements

Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements.  Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. The declaration and payment of future dividends (both timing and amount) is subject to the determination of our Board of Trustees, in its sole discretion, after considering various factors, including the Company's financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors. The Company's practice regarding payment of dividends may be modified at any time and from time to time.  Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2015. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

Non-GAAP Supplemental Financial Measures

We compute our financial results in accordance with generally accepted accounting principles (GAAP).  Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance.  At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.

Funds from Operations (FFO)

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us.  NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures.  Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests.  To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release.  FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

Net Operating Income (NOI)

NOI is a financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interest in property partnerships. In some cases we also present NOI on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company's liquidity or its ability to make distributions. NOI is a useful measure for evaluating the operating performance of our properties, as it excludes certain components from net income available to common shareholders in order to provide results that are more closely related to a property's results of operations. NOI is used internally to evaluate the performance of our operating segments and to make decisions about resource allocations.  We concluded that NOI provides useful information to investors regarding our financial condition and results of operations, as it reflects only the income and expense items incurred at the property level, as well as the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and development activity on an unlevered basis.

Core Portfolio

Our core portfolio is comprised of our wholly-owned properties, excluding any properties currently in development, re-development or re-entitlement.

BRANDYWINE REALTY TRUST

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2017	2016
ASSETS	(unaudited)
Real estate investments:
Operating properties	$3,769,067	$3,586,295
Accumulated depreciation	(885,438)	(852,476)
Operating real estate investments, net	2,883,629	2,733,819
Construction-in-progress	127,141	297,462
Land held for development	120,696	150,970
Total real estate investments, net	3,131,466	3,182,251
Assets held for sale, net	31,125	41,718
Cash and cash equivalents	25,287	193,919
Accounts receivable, net of allowance of $3,294 and $2,373 as of September 30, 2017 and December 31, 2016, respectively	14,785	12,446
Accrued rent receivable, net of allowance of $13,731 and $13,743 as of September 30, 2017 and December 31, 2016, respectively	166,093	149,624
Investment in real estate ventures, at equity	236,313	281,331
Deferred costs, net	96,980	91,342
Intangible assets, net	58,817	72,478
Other assets	94,553	74,104
Total assets	$3,855,419	$4,099,213
LIABILITIES AND BENEFICIARIES' EQUITY
Mortgage notes payable, net	$318,317	$321,549
Unsecured credit facility	178,000	-
Unsecured term loans, net	248,347	248,099
Unsecured senior notes, net	1,144,976	1,443,464
Accounts payable and accrued expenses	112,413	103,404
Distributions payable	28,391	30,032
Deferred income, gains and rent	41,468	31,620
Acquired lease intangibles, net	17,156	18,119
Liabilities related to assets held for sale	269	81
Other liabilities	15,512	19,408
Total liabilities	$2,104,849	$2,215,776

Brandywine Realty Trust's Equity:
Preferred Shares (shares authorized-20,000,000)
6.90% Series E Preferred Shares, $0.01 par value; issued and outstanding- 0 as of September 30, 2017 and 4,000,000 as of December 31, 2016	-	40
Common Shares of Brandywine Realty Trust's beneficial interest, $0.01 par value; shares authorized 400,000,000; 175,477,498 and 175,140,760 issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	1,755	1,752
Additional paid-in-capital	3,167,481	3,258,870
Deferred compensation payable in common shares	14,090	13,684
Common shares in grantor trust, 1,000,966 as of September 30, 2017, 899,457 as of December 31, 2016	(14,090)	(13,684)
Cumulative earnings	586,954	539,319
Accumulated other comprehensive loss	(906)	(1,745)
Cumulative distributions	(2,021,568)	(1,931,892)
Total Brandywine Realty Trust's equity	1,733,716	1,866,344
Non-controlling interests	16,854	17,093
Total beneficiaries' equity	1,750,570	1,883,437
Total liabilities and beneficiaries' equity	$3,855,419	$4,099,213

BRANDYWINE REALTY TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue
Rents	$102,557	$104,537	$307,446	$318,324
Tenant reimbursements	17,239	17,324	53,812	53,315
Termination fees	200	611	2,013	1,459
Third party management fees, labor reimbursement and leasing	6,918	6,248	20,483	17,691
Other	1,524	974	3,395	2,588
Total revenue	128,438	129,694	387,149	393,377
Operating expenses:
Property operating expenses	36,847	37,250	110,947	114,208
Real estate taxes	11,235	11,566	34,062	34,933
Third party management expenses	2,619	2,501	7,391	7,172
Depreciation and amortization	42,429	46,956	132,584	142,736
General and administrative expenses	5,813	5,515	21,797	20,711
Provision for impairment	-	-	3,057	13,069
Total operating expenses	98,943	103,788	309,838	332,829
Operating income	29,495	25,906	77,311	60,548
Other income (expense)
Interest income	79	291	635	970
Interest expense	(19,732)	(20,814)	(61,473)	(64,334)
Interest expense - amortization of deferred financing costs	(577)	(645)	(1,807)	(2,063)
Interest expense - financing obligation	-	(156)	-	(679)
Equity in loss of Real Estate Ventures	(5,723)	(7,254)	(5,387)	(9,323)
Net gain (loss) on disposition of real estate	-	(104)	8,411	114,625
Net gain on sale of undepreciated real estate	953	188	953	188
Net gain on real estate venture transactions	13,758	10,472	28,340	19,529
Loss on early extinguishment of debt	-	-	-	(66,590)
Net income before income taxes	18,253	7,884	46,983	52,871
Income tax benefit	793	-	1,032	-
Net income	19,046	7,884	48,015	52,871
Net income attributable to non-controlling interests	(170)	(58)	(384)	(425)
Net income attributable to Brandywine Realty Trust	18,876	7,826	47,631	52,446
Distribution to preferred shareholders	-	(1,725)	(2,032)	(5,175)
Preferred share redemption charge	-	-	(3,181)	-
Nonforfeitable dividends allocated to unvested restricted shareholders	(73)	(79)	(245)	(263)
Net income attributable to Common Shareholders of Brandywine Realty Trust	$18,803	$6,022	$42,173	$47,008

PER SHARE DATA
Basic income per common share	$0.11	$0.03	$0.24	$0.27
Basic weighted average shares outstanding	175,433,657	175,127,110	175,315,581	174,976,998

Diluted income per common share	$0.11	$0.03	$0.24	$0.27
Diluted weighted average shares outstanding	176,835,022	176,364,615	176,599,332	176,009,822

BRANDYWINE REALTY TRUST

FUNDS FROM OPERATIONS

(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Reconciliation of Net Income to Funds from Operations:
Net income attributable to common shareholders	$18,803	$6,022	$42,173	$47,008
Add (deduct):
Net income attributable to non-controlling interests - LP units	158	52	359	413
Nonforfeitable dividends allocated to unvested restricted shareholders	73	79	245	263
Net gain on real estate venture transactions	(13,758)	(10,472)	(28,340)	(19,529)
Net (gain) loss on disposition of real estate	-	104	(8,411)	(114,625)
Provision for impairment	-	-	2,730	13,069
Other than temporary impairment of equity method investment	4,844	-	4,844	-
Company's share of impairment of an unconsolidated real estate venture	-	5,238	-	5,238
Depreciation and amortization:
Real property	34,742	34,071	104,340	100,923
Leasing costs including acquired intangibles	7,464	12,783	27,713	41,528
Company’s share of unconsolidated real estate ventures	9,816	10,631	30,505	30,185
Partners’ share of consolidated real estate ventures	(54)	(58)	(177)	(176)
Funds from operations	$62,088	$58,450	$175,981	$104,297
Funds from operations allocable to unvested restricted shareholders	(162)	(166)	(511)	(281)
Funds from operations available to common share and unit holders (FFO)	$61,926	$58,284	$175,470	$104,016

FFO per share - fully diluted	$0.35	$0.33	$0.99	$0.59

Weighted-average shares/units outstanding - fully diluted/basic	178,314,821	177,844,414	178,079,131	177,524,135

Distributions paid per common share	$0.16	$0.16	$0.48	$0.47

FFO payout ratio (distributions paid per common share/FFO per diluted share)	45.7%	48.5%	48.5%	79.7%

(a)

BRANDYWINE REALTY TRUST

SAME STORE OPERATIONS – 3rd QUARTER

(unaudited and in thousands)

Of the 97 properties owned by the Company as of September 30, 2017, a total of 83 properties ("Same Store Properties") containing an aggregate of 14.3 million net rentable square feet were owned for the entire three-month periods ended September 30, 2017 and 2016. As of September 30, 2017, four properties were recently completed/acquired, one property was in development, three properties were in redevelopment and six properties were held for sale. Average occupancy for the Same Store Properties was 92.8% during 2017 and 94.1% during 2016. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended September 30,
	2017	2016
Revenue
Rents	$90,685	$91,581
Tenant reimbursements	16,031	15,517
Termination fees	200	133
Other	633	376
Total revenue	107,549	107,607

Operating expenses
Property operating expenses	31,351	30,968
Real estate taxes	10,025	9,920
Net operating income	$66,173	$66,719

Net operating income - percentage change over prior year	-0.8%

Net operating income, excluding net termination fees & other	$65,340	$66,210

Net operating income, excluding net termination fees & other - percentage change over prior year	-1.3%

Net operating income	$66,173	$66,719
Straight line rents & other	(1,841)	(5,327)
Above/below market rent amortization	(451)	(1,518)
Amortization of tenant inducements	364	346
Non-cash ground rent	22	22
Cash - Net operating income	$64,267	$60,242

Cash - Net operating income - percentage change over prior year	6.7%

Cash - Net operating income, excluding net termination fees & other	$63,375	$59,633

Cash - Net operating income, excluding net termination fees & other - percentage change over prior year	6.3%

	Three Months Ended September 30,
	2017	2016
Net income	$19,046	$7,884
Add/(deduct):
Interest income	(79)	(291)
Interest expense	19,732	20,814
Interest expense - amortization of deferred financing costs	577	645
Interest expense - financing obligation	-	156
Equity in loss of real estate ventures	5,723	7,254
Net gain on real estate venture transactions	(13,758)	(10,472)
Net loss on disposition of real estate	-	104
Net gain on sale of undepreciated real estate	(953)	(188)
Depreciation and amortization	42,429	46,956
General & administrative expenses	5,813	5,515
Income tax benefit	(793)	-
Consolidated net operating income	77,737	78,377
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(11,564)	(11,658)
Same store net operating income	$66,173	$66,719

BRANDYWINE REALTY TRUST

SAME STORE OPERATIONS – NINE MONTHS

(unaudited and in thousands)

Of the 97 properties owned by the Company as of September 30, 2017, a total of 83 properties ("Same Store Properties") containing an aggregate of 14.3 million net rentable square feet were owned for the entire nine-month periods ended September 30, 2017 and 2016. As of September 30, 2017, four properties were recently completed/acquired, one property was in development, three properties were in redevelopment and six properties were held for sale. Average occupancy for the Same Store Properties was 93.8% during 2017 and 94.2% during 2016. The following table sets forth revenue and expense information for the Same Store Properties:

	Nine Months Ended September 30,
	2017	2016
Revenue
Rents	$275,114	$273,667
Tenant reimbursements	49,263	46,105
Termination fees	1,536	324
Other	1,641	1,307
Total revenue	327,554	321,403

Operating expenses
Property operating expenses	93,835	92,828
Real estate taxes	29,916	29,379
Net operating income	$203,803	$199,196

Net operating income - percentage change over prior year	2.3%

Net operating income, excluding net termination fees & other	$200,626	$197,565

Net operating income, excluding net termination fees & other - percentage change over prior year	1.5%

Net operating income	$203,803	$199,196
Straight line rents & other	(5,974)	(17,067)
Above/below market rent amortization	(2,244)	(5,197)
Amortization of tenant inducements	1,058	1,027
Non-cash ground rent	66	66
Cash - Net operating income	$196,709	$178,025

Cash - Net operating income - percentage change over prior year	10.5%

Cash - Net operating income, excluding net termination fees & other	$192,603	$175,957

Cash - Net operating income, excluding net termination fees & other - percentage change over prior year	9.5%

	Nine Months Ended September 30,
	2017	2016
Net income:	$48,015	$52,871
Add/(deduct):
Interest income	(635)	(970)
Interest expense	61,473	64,334
Interest expense - amortization of deferred financing costs	1,807	2,063
Interest expense - financing obligation	-	679
Equity in loss of real estate ventures	5,387	9,323
Net gain on real estate venture transactions	(28,340)	(19,529)
Net gain on disposition of real estate	(8,411)	(114,625)
Net gain on sale of undepreciated assets	(953)	(188)
Loss on early extinguishment of debt	-	66,590
Depreciation and amortization	132,584	142,736
General & administrative expenses	21,797	20,711
Income tax benefit	(1,032)	-
Provision for impairment	3,057	13,069
Consolidated net operating income	234,749	237,064
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(30,946)	(37,868)
Same store net operating income	$203,803	$199,196